UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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EARTH BIOFUELS, INC.
(Name of Registrant as Specified in Its Charter)

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EARTH BIOFUELS, INC.
3001 Knox Street, Suite 403
Dallas, Texas 75205

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

The purpose of this letter is to inform you that the Board of Directors of Earth Biofuels, Inc., a Delaware corporation (hereinafter referred to as “our company” or “Earth Biofuels”), and our parent company, which is the holder of a majority of the outstanding shares of our common stock, have approved the following corporate actions by written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law:

An amendment to our company’s Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of our company’s common stock, par value $0.001 per share from 250,000,000 to 400,000,000 shares.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of Earth Biofuels for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of Earth Biofuels. Following the expiration of such twenty (20) day period, a Certificate of Amendment will be filed with the Secretary of State of Delaware, to effect the Amendment, which will have the effects summarized above and described in more detail in the accompanying Information Statement. You are urged to the read the accompanying Information Statement in its entirety for a description of the corporate actions taken by the Board of Directors and the holder of a majority of the outstanding shares of our common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors:

Dennis McLaughlin
Chief Executive Officer

July 11, 2006

EARTH BIOFUELS, INC.
3001 Knox Street, Suite 403
Dallas, Texas 75205

INFORMATION STATEMENT
July 11, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed to the stockholders of Earth Biofuels, Inc., a Delaware corporation (hereinafter referred to as “our company” or “Earth Biofuels”), on or about July 11, 2006 in connection with the corporate actions referred to below. On June 12, 2006, our Board of Directors and Apollo Resources International, Inc., our parent company and the holder of a majority of the issued and outstanding shares of our common stock, par value $0.001 per share (the “Consenting Stockholder”), approved such matters. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of these corporate actions. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on June 2, 2006 (the “Record Date”).

CORPORATE ACTIONS

The Delaware General Corporation Law permits the holders of a majority of the outstanding shares of our common stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of our stockholders. Effective as of June 12, 2006, the Consenting Stockholder, which holds an aggregate of 129,381,182 shares of our common stock, representing approximately 62% of the total shares of our common stock, consented in writing without a meeting to the matters described below. As a result, no further votes will be needed to approve the matters set forth herein. As of the Record Date, 207,396,623 shares of our common stock were outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the holders of our common stock. The common stock is our only currently outstanding security eligible to vote on the approval and adoption of the Amendment described below.

Our Board of Directors has approved and recommended to our stockholders, and the Consenting Stockholder has adopted and approved, an amendment to our company’s Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of our company’s common stock, par value $0.001 per share from 250,000,000 to 400,000,000 shares. The Amendment will become effective upon filing a Certificate of Amendment with the Secretary of State of Delaware, in the form of Exhibit A attached to this Information Statement. We anticipate filing the Certificate of Amendment with the Secretary of State of Delaware on or about the 20th calendar day following the date that this Information Statement is mailed to the stockholders of our company.

We will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial stock ownership as of June 19, 2006 of (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director of our company and our executive officers, and (iii) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)
Apollo Resources International, Inc.(2)	129,381,182	62%
Dennis G. Mc Laughlin, III (2)	2,393,927	1.15%
Tommy Johnson	1,507,659.7%
Morgan Freeman	3,000,000	1.4%
William O. Luckett, Jr.	1,501,842.7%
Willie Nelson	6,537,500	3.1%
Bruce Blackwell	1,500,000.7%
Darren Miles	—	—
Kit Chambers	—	—
Herbert Meyer	600,000.3%
Officers and directors as a group (9 persons)	17,040,928	8.2%

(1)          For the purposes of this table, a person is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of June 19, 2006. All percentages are calculated based upon a total of 208,606,897 shares outstanding as of June 19, 2006, plus, in the case of the person for whom the calculation is made, that number of shares of common stock such person has the right to acquire within 60 days of June 19, 2006.

(2)          The address for each such beneficial owner is 3001 Knox Street, Suite 403, Dallas, Texas 75205.

CHANGE IN CONTROL

Effective October 7, 2005, the Company acquired an 80% ownership interest in Earth Biofuels, Inc. (a Mississippi company currently named Earth Biofuels Operating, Inc.) and, in connection with that acquisition, issued an 80% ownership interest to Apollo Resources International, Inc. (“Apollo”), a Utah corporation. As a consequence, the Company is a subsidiary of Apollo Resources International, Inc. Effective November 14, 2005, the Company moved its domicile from Nevada and was reincorporated in Delaware.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

None of our officers, directors or any of their respective affiliates has any substantial interest in the proposal to be acted upon.

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Background

Effective as of June 12, 2006, our Board of Directors and the Consenting Stockholder approved the Amendment to increase the number of authorized shares of our company’s common stock, par value $0.001 per share from 250,000,000 to 400,000,000 shares.

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Principal Reasons for the Amendment

Our Board of Directors believes the current number of our authorized but unissued shares of common stock available is not sufficient to enable us to respond to potential business and financing opportunities and pursue important objectives that may present themselves. Accordingly, our Board of Directors believes it is in the best interests of Earth Biofuels and its stockholders to increase the number of authorized but unissued shares of our common stock. Our Board of Directors also believes that an increase in the number of authorized but unissued shares of our common stock will provide Earth Biofuels with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships. The authorized shares of common stock in excess of those issued or reserved for issuance will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Stockholders should note that no assurance can be given that the foregoing effects will occur.

We have no present understandings or agreements that will involve the issuance of capital stock. However, we are engaged in negotiations with respect to transactions, including financings and acquisitions, which could involve the issuance of capital stock.

Furthermore, our Board of Directors believes it prudent to have shares of capital stock available for such corporate purposes as our Board of Directors may from time to time deem necessary and advisable, including for acquisitions and the raising of additional capital.

Effect of the Amendment

The Amendment will increase the number of authorized shares of our company’s common stock, par value $0.001 per share from 250,000,000 to 400,000,000 shares. The ownership percentages of the holders of our company’s issued and outstanding common stock will not change as a result of the Amendment.

The increase in the number of authorized shares of our common stock will permit the Board of Directors to issue authorized and unissued shares without further stockholder action. The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our company’s common stock. At this time, our company does not have any specific agreements or arrangements to acquire any business or engage in any investment opportunity or otherwise to issue additional shares of our company’s common stock.

Effective Date of the Amendment

The effectiveness of the Amendment is conditioned upon the filing of the Certificate of Amendment with the Secretary of State of Delaware. We anticipate the Amendment will become effective twenty (20) days after the date of mailing this Information Statement.

No Dissenters’ Rights

Under Delaware law, stockholders of our company do not have the right to dissent and obtain an appraisal of their shares with respect to the corporate actions described in this Information Statement.

DESCRIPTION OF COMMON STOCK

Dividends.   Subject to the rights, if any, of the holders of Preferred Stock with respect to the payment of dividends and the requirements, if any, with respect to the setting aside of sums as sinking funds or

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redemption or purchase accounts for the benefit of Preferred Stock holders, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock out of assets which are legally available therefor. Any such dividends shall be divided among the holders of the Common Stock on a pro rata basis.

Liquidation.   In the event of any Liquidation of the company, after payment or provision for payment of the debts and liabilities of the company and after distribution of amounts due to the holders of Preferred Stock (if any), the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders. Any such assets shall be divided among the holders of Common Stock on a pro rata basis.

Voting.   Except as may otherwise be required by law and subject to the rights of the holders of Preferred Stock, each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on each matter submitted to a vote of the stockholders.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (214) 744-0353 or by mail to our address at Earth Biofuels, Inc., 3001 Knox Street, Suite 403, Dallas, Texas, 75205, Attn: Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

By Order of the Board of Directors:

Dennis McLaughlin
Chief Executive Officer

July 11, 2006

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EXHIBIT A

Certificate of Amendment

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
EARTH BIOFUELS, INC.

Earth Biofuels, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the “Amendment”), declaring the Amendment to be advisable and calling for submission thereof to the stockholders of the Corporation. The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that it is deemed advisable and in the best interests of the Corporation to amend the Corporation’s Certificate of Incorporation so as to increase the number of authorized shares of its Common Stock; and

FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Section (a) of Article Fourth so that, as amended, Section (a) of Article Fourth shall be and read in its entirety as follows:

“(a)   Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 415,000,000, of which 400,000,000 shares, par value of $0.001 shall be designated as Common Stock (“Common Stock”), and 15,000,000 shares, par value of $0.001, shall be designated as Preferred Stock (“Preferred Stock”).”

SECOND:  The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Earth Biofuels, Inc. has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by its Chief Executive Officer on this __ day of July, 2006.

EARTH BIOFUELS, INC.
By:
Dennis McLaughlin Chief Executive Officer